Exhibit 99.1

 CELATOR® PHARMACEUTICALS ANNOUNCES PRICING OF A
$12.9 MILLION PUBLIC OFFERING OF COMMON STOCK AND

WARRANTS TO PURCHASE COMMON STOCK

EWING, N.J. – (October 23, 2014) Celator Pharmaceuticals, Inc. (Nasdaq:CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, today announced the pricing of an underwritten public offering of 6,611,150 shares of common stock and warrants to purchase up to 661,115 shares of its common stock. The shares of common stock and warrants are being offered in units consisting of one share of common stock and a warrant to purchase 0.10 of a share of common stock at a price of $1.95 per unit. The gross proceeds to Celator from this offering are expected to be approximately $12.9 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company and exclusive of any warrant exercises. The shares of common stock and the warrants are immediately separable and will be issued separately. The warrants will be exercisable upon issuance at an exercise price of $3.58 per whole share and will have a term of five years. The Company has granted to the underwriters participating in the offering a 30-day option to purchase up to an additional 991,673 units to cover over-allotments, if any. The offering is expected to close on or about October 28, 2014, subject to customary closing conditions.

Celator intends to use the net proceeds received from the sale of the securities for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses and potential acquisitions of companies and technologies that complement Celator’s business.

Roth Capital Partners and National Securities Corporation are acting as joint book-running managers for the offering.

The securities are being offered by Celator pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2014. The offering will be made by means of the written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to the offering was filed with the SEC on October 17, 2014. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus relating to the offering can be obtained through the website of the SEC at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660 Attention: Roth Equity Capital Markets, or via telephone at (800) 678-9147; or from National Securities Corporation, 410 Park Ave, 14th Floor, New York, NY 10022 Attention: Kim E. Addarich, via telephone at (212) 417-8164 or email at kaddarich@nhldcorp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, Celator's proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. Celator’s pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; a preclinical stage product candidate, CPX-8 (a hydrophobic docetaxel prodrug nanoparticle formulation) being studied by the National Cancer Institute's Nanotechnology Characterization Laboratory; and a program exploring novel combinations of existing drugs, including targeted therapies.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements about the proposed public offering of the Company’s common stock, statements regarding the potential efficacy and therapeutic potential of CPX-351, whether clinical results for CPX-351 obtained to date will be predictive of future clinical study results, and our expectations regarding our development plans for CPX-351 and our drug candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, capital market conditions and satisfaction of customary closing conditions related to the proposed offering, the uncertainties inherent in the conduct of future clinical studies, enrollment in clinical studies, availability of data from ongoing clinical studies, expectations for regulatory approvals, and other matters that could affect the availability or commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator’s Form 10-K for the year ended December 31, 2013 and other filings by the company with the U.S. Securities and Exchange Commission.

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CONTACTS:
Media:
Sam Brown, Inc.
Mike Beyer, 773-463-4211
beyer@sambrown.com

Investors:
Stern Investor Relations, Inc.
Beth DelGiacco, 212-362-1200
beth@sternir.com